EXHIBIT 32.1

CERTIFICATION

          Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Kenneth Chahine, Chief Executive Officer of Avigen, Inc. (the “Company”), and Thomas J. Paulson, Chief Financial Officer of the Company, each hereby certify that, to the best of his knowledge:

          1.   The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005, and to which this Certification is attached as Exhibit 32.1, (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

          2.   The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

          In Witness Whereof, the undersigned have set their hands hereto as of the 8th day of November, 2005.

/s/ KENNETH G. CHAHINE

Kenneth G. Chahine
Chief Executive Officer

/s/ THOMAS J. PAULSON

Thomas J. Paulson
Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.